                                                                     Exhibit 4.2

THE SECURITIES OF SPIROS DEVELOPMENT CORPORATION II, INC., A DELAWARE COMPANY (THE "COMPANY") EVIDENCED HEREBY ARE SUBJECT TO AN OPTION OF THE HOLDER OF A MAJORITY OF THE SPECIAL COMMON STOCK OF THE COMPANY, AS DESCRIBED IN THE AMENDED AND RESTATE CERTIFICATE OF INCORPORATION OF THE COMPANY, TO PURCHASE SUCH SECURITIES AT AN AGREED UPON PRICE, EXERCISABLE BY NOTICE GIVEN AT ANY TIME BEGINNING ON THE CLOSING DATE OF THE UNIT OFFERING OF THE CALLABLE COMMON STOCK, PAR VALUE $0.001 PER SHARE (THE "CALLABLE COMMON STOCK"), OF SPIROS DEVELOPMENT CORPORATION II, INC. AND THE WARRANTS (THE "WARRANTS") TO PURCHASE ONE-FOURTH OF ONE COMMON SHARE COMMON SHARES OF DURA PHARMACEUTICALS, INC. ("DURA") AND ENDING ON THE EARLIER OF (I) DECEMBER 31, 2002, (II) THE 90TH DAY AFTER THE DATE THE COMPANY PROVIDES SUCH HOLDER WITH QUARTERLY FINANCIAL STATEMENTS OF THE COMPANY SHOWING CASH OR CASH EQUIVALENTS OF LESS THAN $5,000,000 OR (III) THE DATE OF TERMINATION BY THE COMPANY OF THAT CERTAIN TECHNOLOGY LICENSE AGREEMENT, DEVELOPMENT AGREEMENT OR MANUFACTURING AND MARKETING AGREEMENT DATED ON OR ABOUT DECEMBER 22, 1997. COPIES OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY ARE AVAILABLE AT THE OFFICES OF THE COMPANY, 7475 LUSK BOULEVARD, SAN DIEGO, CALIFORNIA 92121, ATTENTION: MITCHELL R. WOODBURY AND WILL BE FURNISHED TO ANY SHAREHOLDER OF THE COMPANY ON REQUEST AND WITHOUT COST.


                     SPIROS DEVELOPMENT CORPORATION II, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                               CUSIP 848936 10 0               CERTIFICATE NO. 1

              FULLY PAID AND NON-ASSESSABLE CALLABLE COMMON STOCK,
                         PAR VALUE OF $.001 PER SHARE OF
                     SPIROS DEVELOPMENT CORPORATION II, INC.

         THIS CERTIFIES that Cede & Co. is the owner of 6,325,000 Shares of Callable Common Stock of SPIROS DEVELOPMENT CORPORATION II, INC. (the "Company"), transferable on the books of the Company by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of Delaware, and to the Amended and Restated Certificate of Incorporation of the Company as now or hereafter amended (copies of which are on file at the offices of the Company and the Transfer Agent), which are made a part hereof with the same force and effect as if they were set forth herein, to all of which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         IN WITNESS WHEREOF, the Company has caused the signatures of its duly authorized officers and the of its corporate seal to be hereunto affixed.

         Dated:  January 1, 2000

                          SPIROS DEVELOPMENT CORPORATION II, INC., a Delaware corporation

                          By:   /s/ David S. Kabakoff
                             ---------------------------------------------------
                                 David S. Kabakoff
                                 Chairman, President and Chief Executive Officer

                          By:   /s/ John R. Cook
                             ---------------------------------------------------
                                 John R. Cook
                                 Secretary

Transfer Agent and Registrar:
CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

By:    /s/ Brenda Buth
   ------------------------------
Name:       Brenda Buth
     ----------------------------
Title:      Unit Manager
     ----------------------------

         The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Company's Secretary at the principal office of the Company.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    -   as tenants in common
TEN ENT    -   as tenants by the entireties
JT TEN     -   as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT                  Custodian
                  -----------               ------------------------------------
                    (Cust)                                 (Minor)
                    under Uniform Gifts to Minors Act
                                                     ---------------------------
                                                               (State)

UNIF TRF MIN ACT                   Custodian (until age                        )
                  -----------                          ------------------------
                    (Cust)
                                                        under Uniform Transfers
                    -----------------------------------
                    (Minor)
                    to Minors Act
                                 -----------------------------------------------
                                                     (State)

Additional abbreviations may also be used though not in the above list.

         For Value Received, ________________________ hereby sell, assign and transfer unto


Please insert Social Security or Other
Identifying Number of Assignee:


-------------------------------------------


--------------------------------------------------------------------------------
(please print or typewrite name and address, including zip code, or assignee)


--------------------------------------------------------------------------------

__________________________________________________ Shares of the Callable Common
Stock represented by the Certificate within, and do hereby irrevocably constitute and appoint___________________ Attorney, to transfer the said same on the books of the within named Company, with full power of substitution in the premises.

Dated:
       -------------------
                                       -----------------------------------------
                                       Signature

                                       -----------------------------------------
                                       Signature

                                       Notice: The signature(s) to
                                       this assignment must correspond
                                       with the name as written upon
                                       the face of the Certificate, in
                                       every particular, without
                                       alteration or enlargement, or
                                       any change whatever.



Signature(s) Guaranteed:



By:
   ------------------------------------------------
The signature must be guaranteed by an eligible
guarantor institution (banks, stockbrokers, savings
and loan associations and credit unions with member-
ship in an approved signature guarantee medallion
program), pursuant to S.E.C. Rule 17Ad-15.